1 April 28, 2022 Dear Kelli Valade, I am delighted to offer you the opportunity to join Denny’s Corporation! The Compensation and Incentives Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Denny’s Corporation (“Denny’s” or the “Company”) has determined that it would be appropriate to formalize certain terms and conditions of your employment with the Company through the terms and conditions of this employment offer letter agreement (the “Letter Agreement”). This Letter Agreement will be effective as of the date stated above (the “Effective Date”). You and the Company may be referred to collectively in this Letter Agreement as the “Parties.” Please review the offer and confirm your acceptance of the terms below by signing and returning this Letter Agreement as provided below. A copy is enclosed for your records. START DATE Your anticipated start date will be on June 12, 2022, or such other date as agreed by the Parties in writing, and your employment with the Company will commence on that date (such date, the “Commencement Date”). EMPLOYMENT AND POSITION You will be employed by the Company as its President and Chief Executive Officer and report to the Board, and will also serve as an officer and/or director of one or more of the Company’s subsidiaries or other affiliates as directed by the Board. You will perform all duties incident to your positions and other duties as reasonably assigned by the Board that are consistent with your status as an officer of the Company. Your position is a full-time position and you will be expected to devote substantially all of your business time and attention to the performance of your duties and responsibilities in the positions described above. Your employment with the Company will be at-will, which means that either the Company or you may terminate the employment relationship at any time, for any reason or no reason, with or without cause, subject to the terms and conditions of the Company’s Amended and Restated Executive and Key Employee Severance Pay Plan (as amended from time to time and any successor plan thereto, the “Severance Plan”). The period of your employment with the Company under this Letter Agreement will be referred to as the “Term.” Although your position will require travel, your principal place of employment will be Dallas, Texas, and we expect that you will spend an adequate amount of time at each of the Company’s locations per our discussions. You are authorized to join one non-competing public or private corporation board of directors, or the board of directors of a charitable organization, subject to prior notice to and approval by the Board.

2 APPOINTMENT TO BOARD OF DIRECTORS In connection with your service as President and Chief Executive Officer, it is anticipated that the Corporate Governance and Nominating Committee (the “Nominating Committee”) of the Board and the Board will agree to appoint you to the Board on or following the Commencement Date and to nominate you for election to the Board by the stockholders at the next annual meeting after the Commencement Date and at each annual meeting thereafter during the Term, subject to the exercise by the Board and the Nominating Committee of its or their fiduciary duties and further subject to compliance with applicable Company governance charters, guidelines, processes, procedures and policies. In the event you cease to serve as the Company’s President and Chief Executive Officer for any reason, you will be deemed to have resigned as a member of the Board of Directors, and such resignation shall be effective immediately. You expressly understand and agree that, in addition to the terms of the Severance Plan, your right to receive any severance benefits in connection with your termination of service as Chief Executive Officer shall be conditioned upon your resignation as a member of the Board of Directors. PERFORMANCE EVALUATION Your performance will be reviewed periodically (typically annually) by the Compensation Committee and/or the Board, and adjustments to your compensation may be approved by the Compensation Committee from time to time in its discretion and subject to the terms and conditions of any applicable plans and award agreements. BASE SALARY During the Term, you shall receive an annual base salary from the Company at an annualized rate of no less than $875,000 (the “Base Salary”), prorated for any partial year of service, and subject to all applicable withholdings. The Base Salary shall be paid in accordance with the Company’s normal payroll practices. The Base Salary may be adjusted from time to time at the Compensation Committee’s discretion. ANNUAL BONUS You will be eligible to participate in the Denny’s annual Corporate Incentive Plan (as amended from time to time, and any successor plan thereto, the “Incentive Plan”) beginning with the 2022 performance year. Your target annual incentive opportunity (the “Annual Bonus”) for 2022 is 100% of your Base Salary. Annual Bonus payouts will be pro-rated based on the period of employment during the performance period. For 2023 and future years, your target and maximum Annual Bonus opportunities shall be subject to periodic review by the Compensation Committee. The performance measures and goals applicable to your Annual Bonus opportunity (for 2022 and subsequent years) shall be established by the Compensation Committee, and the Compensation Committee shall have the discretion to determine if, and the extent to which, any such measures and goals have been met and any Annual Bonus has been earned. While it is generally anticipated that your Annual Bonus opportunities will be maintained (or increased), your participation in the Incentive Plan does not constitute a promise of payment. Your actual Annual Bonus, if any, will depend on the Company’s financial and business performance, the Compensation Committee’s

3 assessment of your individual performance and/or other factors, as determined by the Compensation Committee, and will be subject to the terms and conditions of the Incentive Plan. Any Annual Bonus payment made to you under the Incentive Plan will be paid no later than March 15th of the year following the performance year, provided you remain employed through and including the payment date, or shall otherwise be made in a manner intended to be exempt from, or to comply with, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). LONG-TERM INCENTIVE AWARDS You will be eligible to participate in and receive awards under the 2021 Omnibus Incentive Plan (as amended from time to time, and any successor plan, the “Omnibus Plan”). The amount, form, vesting and other terms and conditions of such awards will be reviewed and established periodically by the Compensation Committee, but it is expected that you will be granted awards in the normal course of business at a level commensurate with the level of awards granted to other senior executive officers. Your long-term incentive awards shall be of a type(s) determined by the Compensation Committee (e.g., restricted stock units, performance-based awards, other equity awards or any combination of the foregoing as permitted under the Omnibus Plan) and shall be subject to the terms of the Omnibus Plan and any related award agreement(s) in form(s) established by the Compensation Committee. For 2022, the Company will grant you a long-term incentive award (the “2022 Incentive Award”) within 30 days following your Commencement Date with an aggregate grant date fair value equal to 315% of your Base Salary (prorated for the number of days in the performance period) as follows: (i) 40% of the grant value shall be in the form of a service-based restricted stock unit award for shares of the Company’s common stock (the “Common Stock”), which shall vest, subject to continued employment and the terms herein, 1/3 on each anniversary of the grant date; and (ii) 60% of the grant value shall be in the form of a performance share award for shares of the Common Stock, which award shall be eligible to vest and be earned based upon attainment of such performance and service conditions as may be determined by the Compensation Committee. The 2022 Incentive Award shall be subject to the terms of the Omnibus Plan and applicable form award agreements in form acceptable to the Compensation Committee. SIGNING BONUSES; RELOCATION EXPENSES In order to offset your loss of forfeited incentive compensation with your current/immediate past employer, the Company shall pay you a cash bonus (the “Signing Bonus”) and grant you equity awards (the “Signing Equity Awards”) as provided herein. The Signing Bonus shall be in the amount of $150,000, said amount to be paid within 30 days following the Commencement Date. You agree that in the event that you voluntarily leave the Company for any reason or you are terminated for Cause (as defined in the Severance Plan) within 12 months following the Commencement Date, you agree to reimburse the Company the full amount of the Signing Bonus. In the event that you voluntarily leave the Company for any reason or you are terminated for Cause within the 13th month through the 36th month following the Commencement Date, you agree to reimburse the Company for a pro rata portion of the Signing Bonus, calculated by multiplying the full amount of the Signing Bonus by a fraction, the numerator of which is the number of full months remaining following your termination date until the 36th month anniversary of your start date, and the denominator of which is 36.

4 You will be eligible to receive relocation benefits in accordance with the Company’s relocation policies for executive officers, and, without limiting the foregoing, the Company will reimburse you for reasonable relocation expenses not to exceed $50,000 incurred by you in relocating yourself and your immediate family’s household items to the Greenville-Spartanburg, South Carolina area, subject to compliance with the Company’s relocation reimbursement policies for executive officers. BENEFITS The Company provides a comprehensive package of benefits, including health and dental coverage, vision coverage, life insurance, short- and long-term disability insurance, retirement plans (including the Denny’s 401(k) Plan, the Denny’s, Inc. Deferred Compensation Plan and other benefit plans and programs. You will be eligible to participate in such benefit plans and programs maintained, subject to the eligibility requirements and the terms and conditions of such benefit plans programs applicable to employees at your level, and further subject to the right of the Company to modify, change or terminate such benefit plans or programs. As one of these benefits, you will be reimbursed up to $5,000 annually for physicals. In addition, you will be reimbursed up to $10,000 annually for financial planning services. EXPENSES The Company will reimburse for any reasonable and necessary business expenses incurred by you on behalf of the Company during the Term, consistent with the Company’s travel and expense policies as may be in effect from time to time. You will be required to promptly submit receipts or other documentation of such expenses for reimbursement, along with any other information reasonably requested by the Company regarding the nature of such expenses and the business reasons for having incurred such expenses. The amount of reimbursable expenses incurred in one taxable year shall not affect the expenses eligible for reimbursement in any other taxable year. In no event shall any reimbursement be paid after the last day of your taxable year following the taxable year during which the expense was incurred. No right to reimbursement is subject to liquidation or exchange for other benefits. You will receive a travel allowance (which may be used, among other things, for airline membership programs) of up to $15,000 per year. SEVERANCE You will be eligible to participate in the Severance Plan, which provides for severance benefits and continued health benefit coverage in the event of termination of employment without cause or for good reason (as such terms are defined in the Severance Plan), with enhanced benefits in the event of a change in control. CAR ALLOWANCE You will receive a car allowance of $18,000 annually paid in biweekly installments via direct deposit. Applicable taxes will be withheld. You will, however, be reimbursed for all reasonable and documented business mileage. TELECOM ALLOWANCE You will receive a telecom allowance of $780 annually paid in biweekly installments via direct deposit. All applicable taxes will be withheld.

5 VACATION You will be eligible for 6 weeks of vacation annually. Vacation time will be subject to the terms and conditions of the Company’s vacation policy as may be amended from time to time. Vacation hours accrue each month up to a maximum of 160 hours, at which time no additional hours will accrue. Should you voluntarily leave the Company for any reason or be terminated for cause, you will be paid your balance of accrued but unused vacation hours up to a maximum of 160 hours. WITHHOLDING AND TAXES All amounts payable or that become payable under this Letter Agreement will be subject to any deductions and withholdings previously authorized by you or required by law. You will be responsible for any and all taxes resulting from the benefits provided under the Letter Agreement. The Company makes no undertakings regarding, has no obligation to achieve and will not be liable for, any certain tax results for you related to the benefits provided herein. REQUIRED PRE-EMPLOYMENT CONDITIONS Your offer of employment contingent upon your successful completion of any required pre- employment screening or drug test, and you providing satisfactory documentation of your authorization to work in the United States pursuant to the Immigration Reform and Control Act. RESTRICTIVE COVENANTS As a condition of employment with the Company, you must sign the Company’s Restrictive Covenant Agreement. Notwithstanding the foregoing, (i) nothing in this Letter Agreement or other agreement prohibits you from reporting possible violations of law or regulation to any federal, state or local governmental agency or entity (the “Government Agencies”), or communicating with Government Agencies or otherwise participating in any investigation or proceeding that may be conducted by Government Agencies, including providing documents or other information; (ii) you do not need the prior authorization of the Company to take any action described in (i), and you are not required to notify the Company that you have taken any action described in (i); and (iii) the Letter Agreement does not limit your right to receive an award for providing information relating to a possible securities law violation to the Securities and Exchange Commission. AMENDMENT AND TERMINATION; ENTIRE AGREEMENT This Letter Agreement may be amended or terminated by a written agreement between you and the Company, with the Chairman of the Compensation Committee (or another designee of the Compensation Committee) acting on behalf of the Company. Except as otherwise provided herein, this Letter Agreement contains the entire agreement of the Parties related to the subject matter hereof and supersedes all prior oral or written discussion, agreements and understandings with respect to such subject matter, and the Parties have made no agreements, representations or warranties related to the subject matter of this Letter Agreement that are not set forth herein. Your entering into this Letter Agreement does not violate any other agreements or obligations to which you may be bound. COMPLIANCE WITH CODE SECTION 409A You and the Company agree that you both will cooperate in good faith so that no compensation paid to you by the Company under this Letter Agreement will violate Code Section 409A and the

6 regulations promulgated thereunder. In case any one or more provisions of this Letter Agreement fail to comply with the provisions of Code Section 409A, the remaining provisions of this Letter Agreement shall remain in effect, and this Letter Agreement shall be administered and applied as if the non-complying provisions were not part of this Letter Agreement. The Parties, in that event, shall endeavor to agree upon a reasonable substitute for the non-complying provisions, to the extent that a substituted provision would not cause this Letter Agreement to fail to comply with Code Section 409A, and, upon so agreeing, shall incorporate such substituted provisions into this Letter Agreement. A termination of your employment hereunder shall not be deemed to have occurred for purposes of any provision of this Letter Agreement providing for the payment of any amount or benefit constituting “deferred compensation” under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Letter Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” In the event that any payment or benefit made hereunder or under any compensation plan, program or arrangement of the Company would constitute payments or benefits pursuant to a non-qualified deferred compensation plan within the meaning of Code Section 409A and, at the time of your “separation from service” you are a “specified employee” within the meaning of Code Section 409A, then any such payments or benefits that are provided to you on account of you “separation from service” shall be delayed until the six- month anniversary of the date of your “separation from service” (such six month anniversary being the “Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date with interest and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. If you die before the Specified Employee Payment Date, any delayed payments shall be paid to your estate in a lump sum within 30 days of your death. Each payment made under this Letter Agreement shall be designated as a “separate payment” within the meaning of Code Section 409A. You acknowledge and agree that in the event that this Letter Agreement or any benefit described herein shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Compensation Committee nor its or their designees or agents shall be liable to you or other persons for actions, decisions or determinations made in good faith. COMPLIANCE WITH CLAWBACK, STOCK OWNERSHIP AND OTHER POLICIES. As a condition to entering into this Letter Agreement, you agree that you will abide by and be subject to all provisions of any compensation recovery (“clawback”) policy, stock ownership guidelines, equity retention policy and/or other policies, plans or agreements containing similar terms (including but not limited to equity award agreements) maintained by the Company, each as in effect from time to time and to the extent applicable to you from time to time. In addition, you will be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply at any time to you under applicable law. GOVERNING LAW; SUCCESSORS AND ASSIGNS This Letter Agreement will be governed by and construed in accordance with the laws of the State of South Carolina, without regard to the principles of conflict of laws, and in accordance with applicable U.S. federal law. The provisions, obligations and rights of this Letter Agreement will

7 be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and, in your case, your heirs. Kelli, we are all very impressed with your background and experience and look forward to having you lead the Denny’s team. If these terms are agreeable to you, please sign and date this Letter Agreement and return it to Gail Sharps Myers, our Chief Legal Officer, at your earliest convenience but not later than Monday, May 2nd, 2022. Welcome to Denny’s! /s/ Brenda Lauderback Brenda Lauderback Chair Board of Directors Denny’s, Inc. ACCEPTED & AGREED /s/ Kelli Valade Kelli Valade